UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2018

 Shell Midstream Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-36710	46-5223743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Dairy Ashford, Houston, Texas 77079
(Address of principal executive offices and zip code)

(832) 337-2034
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement
On May 9, 2018, Shell Midstream Partners, L.P. (the “Partnership”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Shell Pipeline Company LP (“SPLC”), a wholly owned subsidiary of Royal Dutch Shell plc, to acquire SPLC’s ownership interest in Amberjack Pipeline Company LLC, a Delaware limited liability company (“Amberjack”), which is comprised of 75% of the issued and outstanding Series A membership interests of Amberjack and 50% of the issued and outstanding Series B membership interests of Amberjack for $1.22 billion (the “Acquisition”).

On May 11, 2018, the Partnership completed the Acquisition pursuant to the terms of the Purchase Agreement in exchange for its payment to SPLC of $1.22 billion in cash, which the Partnership funded with borrowings under existing credit facilities.

The Purchase Agreement contains customary representations, warranties and covenants of the Partnership and SPLC. SPLC, on the one hand, and the Partnership, on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Purchase Agreement, subject to certain limitations and survival periods.

The terms of the Acquisition were approved by the board of directors (the “Board”) of Shell Midstream Partners GP LLC, the general partner (the “General Partner”) of the Partnership, and by the conflicts committee of the Board, which is composed entirely of independent directors. The conflicts committee was advised by Tudor Pickering Holt & Co. Advisors LP as to financial matters and Akin Gump Strauss Hauer & Feld LLP as to legal matters.

Relationships
Upon the closing of the Acquisition, the Partnership had 223,811,781 common units outstanding, of which SPLC’s wholly owned subsidiary, Shell Midstream LP Holdings LLC, owned 99,979,548 common units in the Partnership, representing an aggregate 43.8% limited partner interest. SPLC also owned a 100.0% interest in the General Partner, which in turn owned 4,567,588 general partner units, representing a 2% general partner interest, and all of the incentive distribution rights, in the Partnership.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The description of the closing of the Acquisition pursuant to the Purchase Agreement included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits.
To the extent financial statements are required by Item 9.01(a) and pro forma financial information is required by Item 9.01(b), they will be filed with the SEC by an amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Number	Description

10.1	Purchase and Sale Agreement dated May 9, 2018 by and between Shell Pipeline Company LP and Shell Midstream Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC,
its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: May 14, 2018